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EXHIBIT 99.8

Consent

        The undersigned hereby consents to being named as a prospective director of Willow Grove Bancorp, Inc. ("Willow Grove") in the Registration Statement on Form S-4 filed by Willow Grove with the Securities and Exchange Commission in connection with Willow Grove's proposed acquisition of Chester Valley Bancorp Inc., to which this consent is an exhibit, and in any amendments (including post-effective amendments) thereto.

Date: March 24, 2005	/s/ Gerard F. Griesser Gerard F. Griesser

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  EXHIBIT 99.8
Consent